UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2011

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code    (248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders of Ramco-Gershenson Properties Trust on June 1, 2011, shareholders: (1) elected the two Class II trustee nominees to serve until the annual meeting of shareholders in 2012; (2) ratified the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2011; (3) approved, on an advisory basis,  the compensation of our named executive officers; and (4) approved, on an advisory basis, an advisory vote on named executive officers compensation every year.  The results of the voting are shown below.

Proposal 1- Election of Trustees

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Arthur H. Goldberg	29,078,568	1,756,000	3,208,160
Mark K. Rosenfeld	29,464,397	1,370,171	3,208,160

Proposal 2- Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions
33,976,962	30,224	35,542

Proposal 3- Advisory Approval of the Compensation of Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,770,313	1,983,213	81,042	3,208,160

Proposal 4- Advisory Approval as to the Frequency of Having an Advisory Vote on the Compensation of Named Executive Officers

Every One Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
26,668,481	36,650	4,103,053	26,384	3,208,160

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date: June 2, 2011	By:	/s/ Gregory R. Andrews
Gregory R. Andrews
Chief Financial Officer and Secretary